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                                                                    EXHIBIT 12.2

Union Planters Corporation
Computation of Consolidated Ratio of
Earnings to Combined Fixed Charges and
Preferred Stock Dividends
(Dollars in thousands)

                                           Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Six Months   Six Months
                                           12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002    6/30/2003    6/30/2002
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------
INCLUDING INTEREST ON DEPOSITS

Earnings before Income Taxes                  371,922      618,832      610,616      675,419      766,911      336,029      371,635
Add:
Interest Expense and Amortization
    of Debt Issuance Costs                  1,107,148    1,041,401    1,296,538    1,098,119      613,683      243,267      326,330
Portion of Operating Lease Rents
Representative of the Interest Factor          10,760       10,975       12,145       13,449       13,381        6,973        6,677
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Earnings as Adjusted                        1,489,830    1,671,208    1,919,299    1,786,987    1,393,975      586,269      704,642
                                          ============ ============ ============ ============ ============ ============ ============


Fixed Charges
   Deposits                                   896,062      811,411      835,109      757,354      428,656      164,484      234,142
   Interest on Short-term borrowings           79,415      141,936      366,753      176,649       36,252       17,538       15,535
   Interest on FHLB Advances and other
Long-term Debt                                131,671       88,054       94,676      164,116      148,775       61,245       76,653
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Interest Expense &
Amortization of Debt Issuance Costs         1,107,148    1,041,401    1,296,538    1,098,119      613,683      243,267      326,330
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------


Capitalized Interest Expense                        -            -            -            -            -            -            -
Portion of Operating Lease Rents
      Representative of the Interest
        Factor                                 10,760       10,975       12,145       13,449       13,381        6,973        6,677
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Fixed Charges                         1,117,908    1,052,376    1,308,683    1,111,568      627,064      250,240      333,007
                                          ============ ============ ============ ============ ============ ============ ============

Preferred Stock Dividends                       2,072        1,758        1,607        1,388          976          401          495

Total Fixed Charges and Preferred Stock
   Dividends                                1,119,980    1,054,134    1,310,290    1,112,956      628,040      250,641      333,502
                                          ============ ============ ============ ============ ============ ============ ============

Earnings to Combined Fixed Charges
       and Preferred Stock Dividends             1.33         1.59         1.46         1.61         2.22         2.34         2.11
                                          ============ ============ ============ ============ ============ ============ ============

Union Planters Corporation
Computation of Consolidated Ratio of
Earnings to Combined Fixed Charges and
Preferred Stock Dividends
(Dollars in thousands)

                                           Year Ended   Year Ended   Year Ended   Year Ended   Year Ended   Six Months   Six Months
                                           12/31/1998   12/31/1999   12/31/2000   12/31/2001    12/31/2002   6/30/2003    6/30/2002
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------
EXCLUDING INTEREST ON DEPOSITS

Earnings before Income Taxes                  371,922      618,832      610,616      675,419      766,911      336,029      371,635
Add:
Interest Expense and Amortization
    of Debt Issuance Costs                    211,086      229,990      461,429      340,765      185,027       78,783       92,188
Portion of Operating Lease Rents
Representative of the Interest Factor          10,760       10,975       12,145       13,449       13,381        6,973        6,677
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Earnings as Adjusted                          593,768      859,797    1,084,190    1,029,633      965,319      421,785      470,500
                                          ============ ============ ============ ============ ============ ============ ============


Fixed Charges
   Deposits                                         -            -            -            -            -            -            -
   Interest on Short-term borrowings           79,415      141,936      366,753      176,649       36,252       17,538       15,535
   Interest on FHLB Advances and other
Long-term Debt                                131,671       88,054       94,676      164,116      148,775       61,245       76,653
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Interest Expense &
Amortization of Debt Issuance Costs           211,086      229,990      461,429      340,765      185,027       78,783       92,188
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------


Capitalized Interest Expense                        -            -            -            -            -            -            -
Portion of Operating Lease Rents
      Representative of the Interest
        Factor                                 10,760       10,975       12,145       13,449       13,381        6,973        6,677
                                          ------------ ------------ ------------ ------------ ------------ ------------ ------------

Total Fixed Charges                           221,846      240,965      473,574      354,214      198,408       85,756       98,865
                                          ============ ============ ============ ============ ============ ============ ============

Preferred Stock Dividends                       2,072        1,758        1,607        1,388          976          401          495

Total Fixed Charges and Preferred Stock
   Dividends                                  223,918      242,723      475,181      355,602      199,384       86,157       99,359
                                          ============ ============ ============ ============ ============ ============ ============

Earnings to Combined Fixed Charges
       and Preferred Stock Dividends             2.65         3.54         2.28         2.90         4.84         4.90         4.74
                                          ============ ============ ============ ============ ============ ============ ============